UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 20, 2020
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 24, 2020, Brickell Biotech, Inc. (the “Company”) announced that R. Michael Carruthers, the Company’s Chief Financial Officer and principal accounting officer, will be resigning from these positions with the Company, and that the consulting agreement between Mr. Carruthers and the Company would be terminated (other than the provisions that survive by their terms), all effective as of November 30, 2020. Mr. Carruthers’ resignation is not based on any disagreement with the Company, including with respect to the Company's accounting principles, operational practices or financial statement disclosures. The Company thanks Mr. Carruthers for his service to the Company and its shareholders.
In connection with Mr. Carruthers’ resignation, the Company and Mr. Carruthers have entered into a Separation Agreement and Release of Claims (the “Separation Agreement”), which also will be effective on November 30, 2020. Pursuant to the Separation Agreement, the Company will amend the award agreement governing each of Mr. Carruthers’ outstanding Company stock option awards to permit exercise by Mr. Carruthers of the portions of such options that are vested as of November 30, 2020 at any time up to the earlier of November 30, 2023 or the expiration date of such option(s), subject to Mr. Carruthers’ ongoing compliance with the terms of the Separation Agreement. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Albert (Bert) N. Marchio, II has been appointed by the Board to succeed Mr. Carruthers as the Company’s Chief Financial Officer, effective December 1, 2020. Similar to Mr. Carruthers, Mr. Marchio will be a consultant to the Company, and he will be providing services to the Company on a part-time basis pursuant to a Consulting Agreement between the Company and Danforth Advisors, LLC (Mr. Marchio’s employer), effective December 1, 2020 (the “Consulting Agreement”). The term of the Consulting Agreement will continue until such time as either party gives written notice of termination. The Consulting Agreement provides for compensation for services provided at a rate of $350 per hour, as well as reimbursement of Mr. Marchio’s covered commuting expenses to the Company’s Boulder, Colorado location and any other such necessary business expenses. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Mr. Marchio, age 68, has been with Danforth Advisors since May 2019, providing financial consulting services on a project/interim basis for public (CytomX Therapeutics (CTMX)) and various private life sciences companies. Previously, Mr. Marchio served in various finance and accounting roles at Edge Therapeutics, Inc. (now known as PDS Biotechnology Corporation), a clinical-stage biopharmaceutical company, including Chief Accounting and Administrative Officer from October 2016 to November 2018, Interim Chief Financial Officer from March 2017 to October 2017, Chief Accounting and Operations Officer from March 2014 to October 2016, and Chief Financial Officer from December 2011 through March 2014. Mr. Marchio was a Managing Operating Partner with Three Fields Capital, a multi-strategy healthcare focused investment firm and provided consulting services to life science companies through Rockabye Valley Consulting from January 2009 to May 2013. Previously, Mr. Marchio served as the Executive Vice President, Chief Financial Officer of Informed Medical Communications from February 2008 to October 2009, and as the Vice President, Treasurer of MedPointe Pharmaceuticals from 2006 to January 2008. He began his career in life sciences as the Vice President, Treasurer of Alpharma, Inc. from 1992 to 2005. Mr. Marchio holds a B.A. in Economics from Muhlenberg College, an M.B.A. in Professional Accounting from Rutgers Graduate School of Business and a Post-M.B.A. Certificate in Taxation from Bernard Baruch College of the City University of New York.
Mr. Carruthers currently serves as the Company’s principal financial officer and its principal accounting officer. In connection with Mr. Carruthers’ resignation, the Board of Directors of the Company designated Mr. Marchio to serve as the Company’s principal financial officer and Jose Breton to serve as the Company’s principal accounting officer. Mr. Breton, age 31, has served as the Company’s Controller and Chief Accounting Officer since joining the private company Brickell Biotech, Inc. in 2013 prior to its merger with Vical Incorporated in August 2019. Mr. Breton was an auditor from 2014 to 2015 at Deloitte LLP. Mr. Breton began his career in 2012 as a Client Manager at Global Resource Partners, Inc., an accounting and business advisory firm. In this role, Mr. Breton had overall responsibility for clients’ financial reporting, planning and budgeting, systems of internal controls, corporate and benefits accounting and equity administration. Mr. Breton holds a B.B.A. degree in accounting and finance and a master’s degree in taxation from the University of Miami.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Separation Agreement and Release of Claims by and between Brickell Biotech, Inc. and R. Michael Carruthers, effective as of November 30, 2020
10.2	Consulting Agreement by and between Brickell Biotech, Inc. and Danforth Advisors LLC, effective as of December 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer